Exhibit 10.10
(Multicurrency – Cross Border)
ISDA®
International Swap Dealers Association, Inc.
MASTER AGREEMENT
dated as of July 26, 2007
CREDIT SUISSE INTERNATIONAL and AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2007-C-M
have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.
Accordingly, the parties agree as follows: —
1. Interpretation
(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.
(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.
2. Obligations
(a) General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.
(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.
Copyright© 1992 by International Swap Dealers Association, Inc.
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(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.
(c) Netting. If on any date amounts would otherwise be payable: —
(i)	in the same currency; and

(ii)	in respect of the same Transaction,
by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.
(d) Deduction or Withholding for Tax.
(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will: —
(1) promptly notify the other party (“Y”) of such requirement;
(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;
(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and
(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: —
(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or
(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.
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(ii)	Liability. If: —
(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);
(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).
(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.
3. Representations
Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: —
(a) Basic Representations.
(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;
(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;
(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
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(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.
(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.
(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.
(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
4. Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: —
(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: —
(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
(ii) any other documents specified in the Schedule or any Confirmation; and
(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.
(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.
(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.
(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.
(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,
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organised, managed and controlled. or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.
5. Events of Default and Termination Events
(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party: —
(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;
(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;
(iii) Credit Support Default.
(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;
(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or
(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;
(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;
(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);
(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however
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described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);
(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:–
(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or
(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: –
(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or
(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.
(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event
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Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—
(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date. it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—
(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or
(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;
(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));
(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);
(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); of
(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).
(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.
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6. Early Termination
(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).
(b) Right to Terminate Following Termination Event.
(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.
(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.
If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).
Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.
(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.
(iv) Right to Terminate. If:—
(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or
(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then
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continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.
(c) Effect of Designation.
(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.
(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).
(d) Calculations.
(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.
(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.
(i) Events of Default. If the Early Termination Date results from an Event of Default:—
(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.
(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.
(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the
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Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(ii) Termination Events. If the Early Termination Date results from a Termination Event:—
(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.
(2) Two Affected Parties. If there are two Affected Parties:—
(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and
(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).
If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.
(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).
(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.
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7. Transfer
Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—
(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and
(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.
8. Contractual Currency
(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.
(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.
(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.
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9. Miscellaneous
(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.
(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.
(e) Counterparts and Confirmations.
(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.
(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.
(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.
10. Offices; Multibranch Parties
(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.
(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.
(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.
11. Expenses
A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document
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to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12. Notices
(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—
(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient’s answerback is received;
(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);
(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or
(v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.
(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to all
13. Governing Law and Jurisdiction
(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.
(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—
(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and
(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.
Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any
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reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.
(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.
14. Definitions
As used in this Agreement: —
“Additional Termination Event” has the meaning specified in Section 5(b).
“Affected Party” has the meaning specified in Section 5(b).
“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.
“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.
“Applicable Rate” means: —
(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;
(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;
(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and
(d) in all other cases, the Termination Rate.
“Burdened Party” has the meaning specified in Section 5(b).
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.
“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” has the meaning specified in the Schedule.
“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.
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“Defaulting Party” has the meaning specified in Section 6(a).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
“Illegality” has the meaning specified in Section 5(b).
“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).
“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.
“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different. in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.
“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(c)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.
“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have
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been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values, If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.
“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party’s head or home office.
“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.
“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.
“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.
“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.
“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of.-
(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and
(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.
“Specified Entity” has the meaning specified in the Schedule.
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“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.
“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.
“Stamp Tax” means any stamp, registration, documentation or similar tax.
“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.
“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).
“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).
“Termination Currency” has the meaning specified in the Schedule.
“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties
“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.
“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.
“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction. for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market
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value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.
IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

AMERICREDIT AUTOMOBILE RECEIVABLES
CREDIT SUISSE INTERNATIONAL		TRUST 2007-C-M

	(Name of Party)		(Name of Party)

By: AMERICREDIT FINANCIAL SERVICES, INC., as
Attorney-In-Fact

By:	/s/ Barry Dixon Name: Barry Dixon	By	/s/ Susan B. Sheffield Name: Susan B. Sheffield
	Title: Authorized Signatory		Title: Senior Vice President, Structured Finance
	Date: July 26, 2007		Date: July 26, 2007

By:	/s/ Steven J. Reis Name: Steven J. Reis
Title: Authorized Signatory
Date: July 26, 2007
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EXECUTION COPY
SCHEDULE
to the
MASTER AGREEMENT
dated as of July 26, 2007 between
CREDIT SUISSE INTERNATIONAL (“Party A”)
and
AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2007-C-M (“Party B”)
Part 1. Termination Provisions
(a)	“Specified Entity” means, with respect to Party A for all purposes of this Agreement, none, and with respect to Party B for all purposes of this Agreement, none.

(b)	“Specified Transaction” has its meaning as defined in Section 14 of this Agreement.

(c)	The “Automatic Early Termination” provision of Section 6(a) of this Agreement does not apply to Party A or Party B.

(d)	[Reserved].

(e)	Payments on Early Termination. Except as otherwise provided in this Schedule, “Market Quotation” and the “Second Method” apply.

(f)	“Termination Currency” means United States Dollars.

(g)	Timing of Party B Termination Payment. If an amount calculated as being due in respect of an Early Termination Date under Section 6(e) of this Agreement is an amount to be paid by Party B to Party A then, notwithstanding the provisions of Section 6(d)(ii) of this Agreement, such amount will be payable on the first Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii); provided that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, then the payment will be payable on the date determined in accordance with Section 6(d)(ii).

(h)	Limitation on Defaults by Party A and Party B. The Events of Default specified in Section 5 of this Agreement shall not apply to Party A or Party B except for the following:
(i)	With respect to both Party A and Party B, Section 5(a)(i) of this Agreement (Failure to Pay or Deliver) subject to the provisions of the last paragraph hereof;

(ii)	With respect to Party A only, Section 5(a)(ii) of this Agreement (Breach of Agreement); provided that Section 5(a)(ii) will not apply to Party A with respect to Party A’s failure to comply with its obligations under Part 5(b)(ii) or 5(b)(iii) herein or under the Credit Support Annex;

(iii)	With respect to Party A only, Section 5(a)(iii) of this Agreement (Credit Support Default) subject to the provisions of the last paragraph hereof; provided that Section 5(a)(iii)(1) shall apply to Party B with respect to Party B’s obligations under Paragraph 3(b) of any Credit Support Annex;

(iv)	With respect to Party A only, Section 5(a)(iv) of this Agreement (Misrepresentation);

(v)	With respect to Party A only, Section 5(a)(vi) of this Agreement (Cross Default). For the purposes of this Part 1(h)(v), “Threshold Amount” shall mean, with respect to Party A, three percent (3%) of the Stockholders’ Equity (excluding deposits) of the Relevant Entity.

“Stockholders’ Equity” means with respect to an entity, at any time, the sum at such time of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles consistently applied.

“Specified Indebtedness,” with respect to Party A, shall have the meaning specified in Section 14,

(vi)	With respect to both Party A and Party B, Section 5(a)(vii) of this Agreement (Bankruptcy); provided that clauses (2), (7) and (9) thereof shall not apply with respect to Party B, provided further that clause (4) shall not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates, provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is effected by or pursuant to the Basic Documents or (ii) any appointment to which Party B has not become subject, and provided further that clause (8) shall not apply to Party B to the extent that clause (8) relates to clauses (2), (4), (6) and (7) (except to the extent that such provisions are not disapplied to Party B); and

(vii)	With respect to both Party A and Party B, Section 5(a)(viii) of this Agreement (Merger Without Assumption).
Notwithstanding Sections 5(a)(i) and 5(a)(iii) of this Agreement, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not be an Event of Default unless (A) (i) the Second Rating Trigger Requirements apply and at least 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A, or (B) (i) a Ratings Event has occurred and is continuing and at least 10 Local Business Days (or 30 calendar days, in the case of Fitch) have elapsed since the date on which a Ratings Event occurred and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(i)	Limitation on Termination Events by Party A and Party B. The Termination Events specified in Section 5 of this Agreement shall not apply to Party A or Party B except for the following:
(i)	With respect to both Party A and Party B, Section 5(b)(i) of this Agreement (Illegality);

(ii)	With respect to both Party A and Party B, Section 5(b)(ii) of this Agreement (Tax Event); and

(iii)	With respect to both Party A and Party B, Section 5(b)(iii) of this Agreement (Tax Event Upon Merger); provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.
(j) Additional Termination Events. The occurrence of any of the following events shall be an Additional Termination Event.
(i)	First Rating Trigger. If at any time no Relevant Entity maintains the First Trigger Required Ratings and the Second Rating Trigger Requirements do not apply and Party A has failed to (A) comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex or Part 5(b) hereof (after giving effect to the relevant time frame specified in Part 5(b) hereof), (B) furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that maintains the First Trigger Required Ratings and/or the Second Trigger Required Ratings (provided, that if such guarantor maintains only the Second Trigger Required Ratings, it must post collateral in the amount required to be posted pursuant to the terms of the Credit Support Annex (such amount which is the greatest of the amounts required to be posted by Moody’s, S&P and Fitch) at the time that such Eligible Guarantee is so furnished) or (C) obtain an Eligible Replacement pursuant to Part 6(a) that (1)

upon satisfaction of the Rating Agency Condition (as defined below) assumes the obligations of Party A under this Agreement (through a novation or other assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (2) having provided prior written notice to S&P and Fitch, replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty (provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under the Agreement or new Transactions, as applicable). With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.
(ii)	Second Rating Trigger. (1) The Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (2) (x) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 6(a) below and/or (y) at least one entity with the First Trigger Required Ratings and/or the Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(iii)	Ratings Event. Party A fails to comply with any downgrade provisions as set forth in Part 5(b), after giving effect to the relevant time frame specified therein, and (i) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 6(a) below and/or (ii) at least one entity with the Hedge Counterparty Ratings Requirement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(iv)	Regulation AB Matters. Party A fails to comply with Part 6(n)(ii) of this Agreement. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(v)	Termination. Party B is dissolved. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(vi)	Acceleration. The Trustee declares the Notes due and payable for any reason and such declaration is (or becomes) unrescindable or irrevocable. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(vii)	Redemption. Any mandatory redemption, auction call redemption, optional redemption, tax redemption, clean-up call or other prepayment in full or repayment in full of all Notes outstanding occurs under the Indenture (or any notice is given to that effect and such mandatory redemption, auction call redemption, optional redemption, tax redemption, clean-up call or other prepayment or repayment is not capable of being rescinded). With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(viii)	Default. Any Event of Default (as defined in the Indenture) occurs under the Indenture (or any notice is given by the Trustee or any other authorized party to that effect), the Notes have been declared due and payable under the Indenture (and such declaration has not been rescinded and annulled in accordance with the Indenture), and the Trustee, the Noteholders or any other party authorized under the terms of the Basic Documents or by law: (1) initiates procedures to sell, liquidate or dispose of any of the Collateral under the Indenture; (2) institutes Proceedings for the collection of all amounts payable under the Indenture; (3) institutes Proceedings for the complete or partial foreclosure of the Indenture with respect to the Collateral; or (4) exercises any remedies of a secured party under the UCC with respect to the Collateral, and any such action is not to judgment or final decree. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions; provided, however, in connection with the foregoing Additional Termination Event, for purposes of designating any Early Termination Date, notwithstanding anything contained in Section 6(a) of the Agreement to the contrary, either Party A or Party B shall be permitted to designate an Early Termination Date.

(ix)	Amendment. Any Basic Document is amended or modified without the prior written consent of Party A if the consent of Party A is required pursuant to the terms of the related Basic Document; provided, however, that it shall not be an Additional Termination Event where such amendment or modification involves the appointment of any successor trustee, securities administrator, master servicer or servicer pursuant to the terms of the Indenture. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(x)	MBIA fails, at any time during the term of this Agreement, to have (a) a claims paying ability rating of “A-” or above from S&P, (b) a financial strength rating of “A3” or above from Moody’s or (c) a financial strength rating of “A-” or above from Fitch and either (x) an Event of Default under this Agreement has occurred and is continuing with respect to which Party B is the Defaulting Party or (y) a Termination Event has occurred and is continuing with respect to which Party B is the Affected Party. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(xi)	MBIA fails to meet its payment obligations under the Swap Policy with respect to Fixed Amounts (as defined in the related Confirmation) (other than Termination Payments) due from Party B and such failure is continuing under the Swap Policy. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(xii)	Notwithstanding anything to the contrary in Section 6 of this Agreement, if either an Event of Default or Termination Event has occurred and is continuing, (other than with respect to Section 5(b)(i) or an Additional Termination Event described in Part 1(j)(iv), (x) or (xi)), neither Party A nor Party B shall have the right to designate an Early Termination Date unless either (a) MBIA has failed to pay any payment due to Party A under the terms and conditions of the Swap Policy with respect to Fixed Amounts (other than Termination Payments), which failure is continuing, or (b) MBIA has otherwise consented to such designation in writing. Any purported designation in violation of this provision will, at the election of MBIA, be void and of no effect.

(xiii)	If any Event of Default under this Agreement occurs with respect to Party B as the Defaulting Party, then MBIA (so long as it has not failed to pay any payment due to Party A under the terms and conditions of the Swap Policy) shall have the right (but not the obligation) upon notice to Party A to designate an Early Termination Date with respect to Party B with the same effect as if such designation were made by Party A. For purposes of the foregoing sentence, an Event of Default with respect to Party B shall be considered to be continuing, notwithstanding any payment by MBIA under the Swap Policy. The parties acknowledge that, except as the Swap Policy may be otherwise endorsed, unless MBIA designates an Early Termination Date (as opposed to merely consenting to such designation by one of the parties), payments due from Party B because an Early Termination Date has been designated will not be insured.

(k)	Calculations. Notwithstanding Section 6 of this Agreement, for so long as Party A is (A) the sole Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, the following shall apply:
(i) The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:
“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not intended to be replacements for Terminated Transactions).
(ii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:
“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding; provided that:
(A)	If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Party B may specify in writing to Party A (but in either case no later than the Early Termination Date) (such day the “Latest Settlement Amount Determination Day”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest negative number shall equal the largest absolute value such that, for example, negative 3 shall be lower than negative 2); or

(B)	If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.
(iii)	For the purpose of clause (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions); provided, however, that notwithstanding the provisions of this Part 1(k), nothing in this Agreement shall preclude Party A from obtaining Market Quotations.

(iv)	At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations.

(v)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(vi)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

Second Method and Market Quotation. If Second Method and Market Quotation (without giving effect to the modifications to the definition of “Market Quotation” in Part 1(k) hereof) apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).
(l)	Designation of Early Termination Date; Amendments. Notwithstanding any other provision of this Agreement, Party B shall not designate an Early Termination Date, and no transfer of any rights or obligations under this Agreement shall be made, unless each Rating Agency has been given prior written notice of such amendment, designation or transfer. Furthermore, this Agreement will not be amended unless the Rating Agency Condition is satisfied.

(m)	No Suspension of Payments. Notwithstanding Section 2(a)(iii) of this Agreement, Party A shall not suspend any payments due under an Insured Transaction (as defined below) under Section 2(a)(iii) unless MBIA is in default in respect of any payment obligations under the Swap Policy.

(n)	Replacement. Party A agrees that if Party B or MBIA has a right to designate an Early Termination Date pursuant to Part 1(j)(i), (ii) or (iii) above, then, (i) upon the request of MBIA or Party B with the consent of MBIA, Party A shall use commercially reasonable efforts to procure a replacement Transaction at its own expense (and at no expense to Party B) with a swap counterparty on the same terms as this Agreement, mutatis mutandis, or else with such amendments to the terms of this Agreement (A) as have been confirmed by S&P and Moody’s as not resulting in a reduction, withdrawal or suspension of the ratings assigned to the Notes without regard to the presence of the Note Policy and (B) as have been approved by MBIA or (ii) Party A may, at its sole option, elect to procure a replacement Transaction at its own expense (and at no expense to Party B) with a swap counterparty acceptable to MBIA on the same terms as this Agreement, mutatis mutandis, or else with such amendments to the terms of this Agreement (A) as to which the Rating Agency Condition have been met and (B) as have been approved by MBIA.
Part 2. Tax Provisions
(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, each party makes the following representation: None.
(b)	Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(c)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax; provided that nothing herein will modify a party’s right to terminate by reason of a Tax Event Upon Merger.

(d)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement:
(i) Party A makes the following representation(s): None

(ii) Party B makes the following representation(s): None.
(e)	Tax Forms.
(i)	Delivery of Tax Forms. For the purpose of Section 4(a)(i), and without limiting Section 4(a)(iii), each party agrees to duly complete, execute and deliver to the other party the tax forms specified below with respect to it (A) before the first Payment Date under this Agreement and (B) promptly upon reasonable demand by the other party.

In addition, in the case of any tax form that is a Periodic Tax Form required to be delivered by Party B under this Agreement, Party B agrees to renew such tax form prior to its expiration by completing, executing and delivering to Party A that tax form (“Renewal Tax Form”) in each succeeding third year following the year of execution of any such tax form or Renewal Tax Form delivered by Party B to Party A under this Agreement so that Party A receives each Renewal Tax Form not later than December 31 of the relevant year. “Periodic Tax Form” means any U.S. IRS Form W-8BEN, W-8IMY or W-8EXP that is delivered by Party B to Party A without a U.S. Taxpayer Identification Number.

(ii)	Tax Forms to be Delivered by Party A:

None specified.

(iii)	Tax forms to be Delivered by Party B:

Party B will deliver a correct, complete and duly executed U.S. IRS Form W-9 (or successor thereto) that eliminates U.S. federal back-up withholding tax on payments to Party B under this Agreement.
Part 3. Documents
(a)	Delivery of Documents. When it delivers this Agreement, each party shall also deliver its Closing Documents to the other party, and from time to time after it delivers this Agreement, each party shall deliver its Other Documents to the other party, in each case in form and substance reasonably satisfactory to the other party. For each Transaction, a party shall deliver, promptly upon request, a duly executed incumbency certificate for the person(s) executing the Confirmation for that Transaction on behalf of that party.

(b)	Closing Documents.
(i)	For Party A, “Closing Documents” means:
(A)	an opinion of Party A’s counsel addressed to Party B, together with a reliance letter addressed to MBIA, each in form and substance acceptable to Party B and MBIA;

(B)	a duly executed incumbency certificate for each person executing this Agreement for Party A, or in lieu thereof, a copy of the relevant pages of its official signature book; and

(C)	each Credit Support Document (if any) specified for Party A in this Schedule, together with a duly executed incumbency certificate for the person(s) executing that Credit Support Document, or in lieu thereof, a copy of the relevant pages of its official signature book.
(ii)	For Party B, “Closing Documents” means:
(A)	an opinion of Party B’s counsel addressed to Party A, MBIA and the Rating Agencies in form and substance acceptable to Party A and the Rating Agencies;

(B)	a duly executed incumbency certificate with respect to each signatory to this Agreement;

(C)	a duly executed copy of the Indenture and the other operative documents relating thereto and referred to therein, executed and delivered by the parties thereto; and

(D)	the duly executed Swap Policy.
(c)	Other Documents.
(i)	For Party A, “Other Documents” means: none.

(i)	For Party B, “Other Documents” means: a copy of each Servicer’s Certificate that is delivered to the Trustee.
Part 4. Miscellaneous
(a)	Addresses for Notices. For purposes of Section 12(a) of this Agreement, all notices to a party shall, with respect to any particular Transaction, be sent to its address, telex number or facsimile number specified in the relevant Confirmation, provided that any notice under Section 5 or 6 of this Agreement, and any notice under this Agreement not related to a particular Transaction, shall be sent to a party at its address, telex number or facsimile number specified below; provided, further, that any notice under the Credit Support Annex shall be sent to a party at its address, telex number or facsimile number specified in the Credit Support Annex.

To Party A:
(1) Address for notices or communications to Party A (other than by facsimile):

CREDIT SUISSE INTERNATIONAL
One Cabot Square
London E14 4QJ
England
Attention:	(1) Head of Credit Risk Management;
(2) Managing Director — Operations Department;
(3) Managing Director — Legal Department
Telex No.: 264521
Answerback: CSI G
(For all purposes)
with a copy to:
MBIA INSURANCE CORPORATION
113 King Street
Armonk, New York 10504
Attention: IPM — Structured
Telephone No.: (914) 273-4545
Facsimile No.: (914) 765-3810
(2) For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):
Facsimile No.: 44 20 7888 2686
Attention: Managing Director — Legal Department
Telephone number for oral confirmation of receipt of facsimile in legible form: 44 20 7888 2028
Designated responsible employee for the purposes of Section 12(a)(iii): Senior Legal Secretary with a copy to:
MBIA INSURANCE CORPORATION
113 King Street
Armonk, New York 10504
Attention: IPM — Structured
Telephone No.: (914) 273-4545
Facsimile No.: (914) 765-3810
To Party B:
AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2007-C-M
c/o Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Wilmington, Delaware 19890

with a copy to:
AMERICREDIT FINANCIAL SERVICES, INC.
801 Cherry Street, Suite 3900
Fort Worth, Texas 76102
Attention: Derivatives Operations
with a copy to:
MBIA INSURANCE CORPORATION
113 King Street
Armonk, New York 10504
Attention: IPM — Structured
Telephone No.:  (914) 273-4545
Facsimile No.:  (914) 765-3810
(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
Attention: General Counsel, Legal and Compliance Department
Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.
(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement, neither party is a Multibranch Party.
(e) “Calculation Agent” means Party A; provided that if Party A is the Defaulting Party, the Calculation Agent shall be any designated party mutually agreed to by the parties and MBIA (so long as no Swap Insurer Default has occurred and is continuing) until such time as Party A is no longer the Defaulting Party.
     “Swap Insurer Default” shall have the meaning given to “Insurer Default” (as defined in the Sale and Servicing Agreement); provided that any reference therein to “Note Policy” shall be deemed to refer instead to “Swap Policy”.
(f)	Credit Support Document.
(i)	For Party A, the following is a Credit Support Document: (i) the Credit Support Annex dated the date hereof (the “Credit Support Annex”) and duly executed and delivered by Party A and Party B; and (ii) any Eligible Guarantee, if applicable.

(ii)	For Party B, none.
(g)	Credit Support Provider.
(i)	For Party A, Credit Support Provider means: The guarantor under any Eligible Guarantee, if applicable.

(ii)	For Party B, Credit Support Provider means: None.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the law (and not the law of conflicts except with respect to §§ 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(i)	Waiver of Jury Trial. To the extent permitted by applicable law, each party irrevocably waives any and all right to trial by jury in any legal proceeding in connection with this Agreement, any Credit Support Document to which it is a party, or any Transaction.

(j)	Netting of Payments. Section 2(c)(ii) of this Agreement will apply to any Transactions described in Part 5(a) of this Agreement; provided, that notwithstanding Section 2(c) of this Agreement, in no event shall either Party A or Party B be entitled to net its payment obligations in respect of any Transaction to which the Swap Policy relates (each, an “Insured Transaction”) against the payment obligations of the other party in respect of other Transactions under this Agreement if such Transactions are not Insured Transactions, nor may either Party A or Party B net the payment obligations of the other party under Transactions that are not Insured Transactions against the payment obligations of such party under Insured Transactions, it being the intention of the parties that their payment obligations under Insured Transactions be treated separate and apart from all other Transactions. Section 6(e) of this Agreement shall apply to all Insured Transactions with the same effect as if the Insured Transactions constituted a single master agreement. Notwithstanding Section 6(e) of this Agreement, the amount payable under Section 6(e) of this Agreement upon the termination of any Insured Transaction shall be determined without regard to any Transactions other than the Insured Transactions, it being the intention of the parties that their payment obligations under the Insured Transactions be treated separate and apart from all other Transactions unless otherwise specified in such other Transaction and agreed to in writing by MBIA..

(k)	“Affiliate” has its meaning as defined in Section 14 of this Agreement, provided that Party B shall be deemed to have no Affiliates and Party A shall be deemed to have no Affiliates for purposes of Section 3(c) of this Agreement.

(l)	Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement provided, however, that this severability provision shall not be applicable if any provision of Sections 1(c), 2, 5, 6 or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be held to be invalid or unenforceable.
Part 5. Other Provisions
(a)	2000 ISDA Definitions. This Agreement and each Transaction are subject to the 2000 ISDA Definitions (including its Annex) published by the International Swaps and Derivatives Association, Inc. (together, the “2000 ISDA Definitions”) and will be governed by the provisions of the 2000 ISDA Definitions. The provisions of the 2000 ISDA Definitions are incorporated by reference in, and shall form part of, this Agreement and each Confirmation. Any reference to a “Swap Transaction” in the 2000 ISDA Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement or any Confirmation, and any reference to a “Transaction” in this Agreement or any Confirmation is deemed to be a reference to a “Swap Transaction” for purposes of the 2000 ISDA Definitions. The provisions of this Agreement (exclusive of the 2000 ISDA Definitions) shall prevail in the event of any conflict between such provisions and the 2000 ISDA Definitions.

(b)	Downgrade Provisions.
(i)	Second Trigger Failure Condition. So long as the Second Rating Trigger Requirements apply, Party A shall, at its own expense use commercially reasonable efforts, as soon as reasonably practicable (but not later than thirty days after the Second Rating Trigger Requirements first apply), to either:
(A)	furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that maintains the First Trigger Required Ratings and/or the Second Trigger Required Ratings (provided, that if such guarantor maintains only the Second Trigger Required Ratings, it must post collateral in the amount required to be posted pursuant to the terms of the Credit Support Annex (such amount which is the greatest of the amounts required to be posted by Moody’s, S&P and Fitch) at the time that such Eligible Guarantee is so furnished); or

(B)	obtain an Eligible Replacement pursuant to Part 6(a) that (1) upon satisfaction of the Rating Agency Condition (as defined below) assumes the obligations of Party A under this Agreement (through a novation or other assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (2) having provided prior written notice to S&P and Fitch, replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty, provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under the Agreement or new Transactions, as applicable.
(ii)	Collateralization Event. Within 10 calendar days from the date a Collateralization Event has occurred and so long as such Collateralization Event is continuing, Party A shall, at its sole expense, either:
(A)	post collateral in an amount required to be posted pursuant to terms of the Credit Support Annex (such amount which is the greater of amounts required to be posted by Moody’s, S&P and Fitch); or

(B)	obtain an Eligible Replacement pursuant to Part 6(a) that (1) upon satisfaction of the Rating Agency Condition (as defined below), assumes the obligations of Party A under this Agreement (through a novation or other assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (2) having provided prior written notice to S&P and Fitch, replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty; provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under the Agreement or new Transactions, as applicable.
(iii)	Ratings Event.
(A)	Upon the occurrence of a Ratings Event, Party A shall immediately post collateral in an amount required to be posted pursuant to the terms of the Credit Support Annex (such amount which is the greatest of the amounts required to be posted by Moody’s, S&P and Fitch).

(B)	Within 10 Local Business Days from the date a Ratings Event has occurred and so long as such Ratings Event is continuing, Party A shall, at its sole expense, obtain an Eligible Replacement that (1) upon satisfaction of the Rating Agency Condition, assumes the obligations of Party A under this Agreement (through a novation or other assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (2) having provided prior written notice to S&P and Fitch, replaces the outstanding

Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty; provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under the Agreement or new Transactions, as applicable.
(iv)	Downgrade Definitions.
(A)	“Collateralization Event” means that:
(1) , with respect to a Relevant Entity that is a Financial Institution, either (a) the unsecured, short-term debt obligations of the Relevant Entity are not rated “A-1” or above by S&P or (b) if the Relevant Entity does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of a Relevant Entity are not rated “A+” or above by S&P (or such lower long-term rating as satisfies the Rating Agency Condition with respect to S&P and is acceptable to MBIA); or
(2) the unsecured, long-term senior debt obligations or financial strength ratings of the Relevant Entity are not rated “A” or above by Fitch, or the short-term senior debt obligations or financial strength ratings of the Relevant Entity are not rated “F1” or above by Fitch. For the avoidance of doubt, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Collateralization Event, this Agreement and each Transaction hereunder shall continue to be a Swap Agreement for purposes of the Basic Documents.
(B)	“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either:
(1) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax; or
(2) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required;
provided, that if the unsecured, long-term senior debt obligations of a proposed guarantor are not rated “AA” or above by S&P or “Aa” or above by Moody’s, then such guarantor also must be acceptable to MBIA.

(C)	“Eligible Replacement” means a transferee:
(1) either (a) with the First Trigger Required Ratings and/or the Second Trigger Required Ratings (provided, that if such transferee maintains only the Second Trigger Required Ratings, it must post collateral in the amount required to be posted pursuant to the terms of the Credit Support Annex (such amount which is the greatest of the amounts required to be posted by Moody’s, S&P and Fitch) at the time that it becomes a transferee) or (b) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the First Trigger Required Ratings and/or the Second Trigger

Required Ratings (provided, that if such guarantor maintains only the Second Trigger Required Ratings, it must post collateral in the amount required to be posted pursuant to the terms of the Credit Support Annex (such amount which is the greatest of the amounts required to be posted by Moody’s, S&P and Fitch) at the time that such Eligible Guarantee is so furnished); and
(2) that satisfies the Hedge Counterparty Ratings Requirement below;
provided, that if the unsecured, long-term senior debt obligations of a proposed transferee are not rated “AA” or above by S&P or “Aa” or above by Moody’s, then such transferee also must be acceptable to MBIA.

(D)	“Financial Institution” means a bank, broker/dealer, insurance company, structured investment vehicle or derivative product counterparty.

(E)	“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

(F)	“First Trigger Required Ratings” means with respect to an entity, either:
(1) where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-1” and the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A2” or above by Moody’s; or
(2) where the entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A1” or above by Moody’s.
(G)	“Fitch” means Fitch, Inc.

(H)	“Hedge Counterparty Ratings Requirement” means with respect to an entity both:
(1) either (a) the unsecured, short-term debt obligations of the Relevant Entity (or its Credit Support Provider) are rated “A-1” or above by S&P or (b) if the Relevant Entity does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Relevant Entity (or its Credit Support Provider) are rated “A+” or above by S&P; and
(2) either (a) the unsecured, long-term senior debt obligations of the Relevant Entity (or its Credit Support Provider) are rated “A” or above by Fitch or (b) the unsecured, short-term debt obligations of the Relevant Entity (or its Credit Support Provider) are rated “F1” or above by Fitch.
For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the substitute counterparty (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the substitute counterparty.

(I)	“Hedge Counterparty Ratings Threshold” means that both:
(1)	either

(a) with respect to a Relevant Entity that is a Financial Institution, either (i) the unsecured, short-term debt obligations of the Relevant Entity are rated “A-2” or above by S&P or (ii) if the Relevant Entity does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Relevant Entity are rated “BBB+” or above by S&P (or such lower long-term rating as satisfies the Rating Agency Condition with respect to S&P and is acceptable to MBIA); or
(b) with respect to a Relevant Entity that is not a Financial Institution, either (i) the unsecured, short-term debt obligations of the Relevant Entity are rated “A-1” or above by S&P or (ii) if the Relevant Entity does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of a Relevant Entity are rated “A+” or above by S&P (or such lower long-term rating as satisfies the Rating Agency Condition with respect to S&P and is acceptable to MBIA); and
(2) either (a) the unsecured, senior debt obligations or financial strength ratings of the Relevant Entity, are rated “BBB+”
     or above by Fitch or (b) the unsecured, short-term debt obligations (if any) of the Relevant Entity, are rated “F2” or above by Fitch.

(J)	“Moody’s” means Moody’s Investors Service, Inc.

(K)	“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

(L)	“Rating Agency Condition” means first receiving prior written confirmation from S&P and Fitch that their then-current ratings of the rated Notes (without giving effect to the Note Policy) will not be downgraded or withdrawn by such Rating Agency.

(M)	“Ratings Event” means that on any date the Relevant Entity shall fail to satisfy the Hedge Counterparty Ratings Threshold or the Relevant Entity is no longer rated by S&P.

(N)	“Relevant Entity” means Party A or any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

(O)	“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

(P)	“S&P Short-term Rating” means a rating assigned by S&P under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

(Q)	“Second Rating Trigger Requirements” shall apply at any time that no Relevant Entity maintains the Second Trigger Required Ratings.

(Q)	“Second Trigger Required Ratings” means with respect to an entity:
(1) where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s; and
(2) where such entity is not the subject of a Moody’s Short-term Rating, if the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s.

(c) Additional Representations. Section 3 of this Agreement is hereby amended by adding the following Sections 3(g) and (h):
“(g) Non-Reliance. For any Relevant Agreement: (i) it acts as principal and not as agent, (ii) it acknowledges that the other party acts only arm’s length and is not its agent, broker, advisor or fiduciary in any respect, and any agency, brokerage, advisory or fiduciary services that the other party (or any of its affiliates) may otherwise provide to the party (or to any of its affiliates) excludes the Relevant Agreement, (iii) it is relying solely upon its own evaluation of the Relevant Agreement (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) and upon advice from its own professional advisors, (iv) it understands the Relevant Agreement and those risks, has determined they are appropriate for it, and willingly assumes those risks, (v) it has not relied and will not be relying upon any evaluation or advice (including any recommendation, opinion, or representation) from the other party, its affiliates or the representatives or advisors of the other party or its affiliates (except representations expressly made in the Relevant Agreement or an opinion of counsel required thereunder); and (vi) if a party is acting as a Calculation Agent or Valuation Agent, it does so not as the other party’s agent or fiduciary, but on an arm’s length basis for the purpose of performing an administrative function in good faith.
“Relevant Agreement” means this Agreement, each Transaction, each Confirmation, any Credit Support Document, and any agreement (including any amendment, modification, transfer or early termination) between the parties relating thereto or to any Transaction.
(h) Eligibility. It is an “eligible contract participant” within the meaning of the Commodity Exchange Act (as amended by the Commodity Futures Modernization Act of 2000).”
(d)	Recorded Conversations. Each party and any of its Affiliates may electronically record any of its telephone conversations with the other party or with any of the other party’s Affiliates in connection with this Agreement or any Transaction, and any such recordings may be submitted in evidence in any proceeding to establish any matters pertinent to this Agreement or any Transaction.
Part 6. Additional Terms
(a)	Transfers by Party A.
(i)	Notwithstanding anything to the contrary in Section 7 of the Agreement, Party A may assign all of its rights and obligations under the Agreement (in one or more transactions to one or more other entities, provided that all of its rights and obligations relating to any single Transaction must be assigned to a single entity), (1) to any Affiliate of Party A effective upon delivery to Party B of a guarantee by Party A, in favor of Party B, of the obligations of such Affiliate, (x) that is identical to the guarantee then in effect of the obligations of the transferor (except for the name, address and the jurisdiction of such Affiliate) or (y) that otherwise satisfies the Rating Agency Condition and is satisfactory in form and substance to MBIA in its sole discretion, or (2) to any entity with the same or higher long term senior unsecured debt rating (as determined by S&P or Moody’s) as Party A at the time of such transfer, in each case provided that (A) the transferee is an Eligible Replacement and (B) in the case of a transfer of less than all of Party A’s obligations under this Agreement to a single entity, as determined by Party B acting in a commercially reasonable manner. In the event of any such transfer, this Agreement shall be replaced with an Agreement having identical terms except that Party A shall be replaced as a counterparty or, solely with respect to clause (2) above, with an agreement that otherwise satisfies the Rating Agency Condition and is satisfactory in form and substance to MBIA in its sole discretion. Notwithstanding the foregoing, any assignment hereunder shall not be permitted if, as a result thereof, a payment becomes subject to any deduction or withholding for or on account of any tax which would not have arisen had such assignment not been effected or such transfer would cause an Event of Default or Termination event to occur. Party A will provide prior written notice to each Rating Agency of any such assignment. If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer, Party B shall at Party A’s written request take any reasonable steps required to be taken by it to effect such transfer. The costs of any transfer pursuant to this Part 6(a)(i) shall be at the expense of Party A.

(ii)	All collateral posted by Party A shall be returned to Party A immediately upon the assumption by a substitute counterparty of all of Party A’s obligations hereunder and the posting by such substitute counterparty of collateral in the amount required to be posted, if any, pursuant to the terms of the Credit Support Annex (such amount which is the greatest of the amounts required to be posted by Moody’s, S&P and Fitch).
(b)	Permitted Security Interest. For purposes of Section 7 of this Agreement, Party A hereby consents to the Permitted Security Interest, subject to the provisions of paragraph (c) below.

“Permitted Security Interest” means the collateral assignment by Party B of the Swap Collateral to the Trustee pursuant to the Indenture, and the granting to the Trustee of a security interest in the Swap Collateral pursuant to the Indenture.

“Swap Collateral” means all right, title and interest of Party B in this Agreement, each Transaction hereunder, and all present and future amounts payable by Party A to Party B under or in connection with this Agreement or any Transaction governed by this Agreement, whether or not evidenced by a Confirmation, including, without limitation, any transfer or termination of any such Transaction.

“Trustee” means Wells Fargo Bank, National Association or any successor acting as indenture trustee pursuant to the Indenture.

(c)	Effect of Permitted Security Interest.
(i)	Notwithstanding the Permitted Security Interest, Party B shall not be released from any of its obligations under this Agreement or any Transaction, and Party A may exercise its rights and remedies under this Agreement without notice to, or the consent of the Trustee or any Noteholder except as otherwise expressly provided in this Agreement.

(ii)	Party A’s consent to the Permitted Security Interest is expressly limited to the Trustee for the benefit of the secured parties under the Indenture, and Party A does not consent to the sale or transfer by the Trustee of the Swap Collateral to any other person or entity (other than a successor to the Trustee under the Indenture acting in that capacity).

(iii)	Party B hereby acknowledges that, as a result of the Permitted Security Interest, all of its rights under this Agreement, including any Transaction, have been assigned to the Trustee pursuant to the Indenture and notwithstanding any other provision in this Agreement, Party B may not take any action hereunder to exercise any of such rights without the prior written consent of the Trustee, including, without limitation, providing any notice under this Agreement the effect of which would be to cause an Early Termination Date to occur or be deemed to occur. If Party B gives any notice to Party A for the purposes of exercising any of Party B’s rights under this Agreement, Party A shall have the option of treating that notice as void unless that notice is signed by the Trustee acknowledging its consent to the provisions of that notice. Nothing herein shall be construed as requiring the consent of the Owner Trustee, the Trustee or any Noteholder for the performance by Party B of any of its obligations hereunder.

(iv)	Except as expressly provided in this Agreement, Party A and Party B may not enter into any agreement to dispose of any Transaction, whether in the form of a termination, unwind, transfer or otherwise without the prior written consent of the Trustee and MBIA.

(v)	Except as expressly provided in this Agreement, no amendment, modification, or waiver in respect of this Agreement will be effective unless (A) evidenced by a writing executed by each party hereto, and (B) each of MBIA and the Trustee has acknowledged its consent thereto in writing and each Rating Agency (other than Moody’s) confirms that the amendment, modification or waiver will not cause the reduction or withdrawal of its then current rating on any Notes under the Indenture (without giving effect to the Note Policy). Notwithstanding the foregoing, so long as no Swap Insurer Default shall have occurred and be continuing, no Transactions may be entered into by Party A and Party B pursuant to this Agreement other than the two Transactions memorialized by Confirmations dated as of July 26, 2007, and no waiver, amendment or modification of any provision of either such Confirmation or any of the other terms of this Agreement may be made without the prior written consent of MBIA (so long as no Swap Insurer Default has occurred and is continuing).
(d)	Payments. All payments to Party B under this Agreement or any Transaction shall be made to the appropriate account under the Basic Documents.

(e)	No Set-off or Counterclaim. In no event shall either Party A or Party B be entitled to:
(1) set-off its payment obligations in respect of a Transaction against the payment obligations of the other party (whether by counterclaim or otherwise), or
(2) net the payment obligations of the other party that are not with respect to Insured Transactions against the payment obligations of such party under Insured Transactions;
it being the intention of the parties that their payment obligations under Insured Transactions be treated separate and apart from all other obligations. Notwithstanding Section 6(e) of this Agreement, the amount payable under Section 6(e) of this Agreement upon the termination of any Insured Transaction shall be determined without regard to any obligation other than those under the Insured Transactions, it being the intention of the parties that their payment obligations under the Insured Transactions be treated separate and apart from all other obligations unless otherwise specified in such other obligation and agreed to in writing by MBIA.
(f)	Indenture.
(i)	Party B hereby acknowledges that Party A is a secured party under the Indenture with respect to this Agreement and a third-party beneficiary under the Indenture and that Party A has the benefit of the consent rights with respect to proposed amendments of the Basic Documents (as defined in the Indenture) as set forth in each related Basic Document.

“Indenture” means that certain Indenture, by and among Party B as Issuer, and the Trustee, dated as of July 18, 2007, as the same may be amended, modified, supplemented or restated from time to time.

(ii)	On the date Party B executes and delivers this Agreement and on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Indenture is in full force and effect; that Party B is not party to any separate agreement with any of the parties to the Indenture that has not been disclosed to Party A prior to such date and that would have the effect of diminishing or impairing the rights, interests or benefits that have been granted to Party A under, and which are expressly set forth in, the Indenture; that Party B’s obligations under this Agreement are secured under the Indenture; that this Agreement constitutes a “Swap Agreement” under the Basic Documents applicable to it; that each Transaction entered into under this Agreement is a Swap Agreement under the Basic Documents applicable to it; that Party A constitutes a Swap Provider under the Basic Documents applicable to it; that no Event of Default has occurred and is continuing as defined in the Basic Documents applicable to it; that nothing herein violates or conflicts with any of the provisions of the Basic Documents applicable to it or any other documents executed in connection therewith. In addition, on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Transaction meets all of the requirements under the Basic Documents applicable to it and does not violate or conflict with any of the provisions of the Basic Documents applicable to it or any other documents executed in connection therewith; and that under the terms of the Basic Documents applicable to it, neither the consent of the Owner Trustee, the Trustee nor of any of the Noteholders under the Basic Documents is required for Party B to enter into that Transaction or for Party A to be entitled for that Transaction to the rights, interests and benefits granted to Party A under the Basic Documents.

(iii)	Party B will provide at least five Business Days’ prior written notice, or lesser time period as agreed to by Party A and Party B, to Party A of any proposed amendment or modification to the Basic Documents.
(g)	Consent to Notice & Communications. Party B hereby consents to the giving to the Trustee of notice by Party A of Party A’s address and telecopy and telephone numbers for all purposes of the Basic Documents, and in addition, Party A shall also be entitled at any time to provide the Trustee with copies of this Agreement, including all Confirmations. In addition, Party A shall not be precluded from communicating with the Trustee or any party to, or any third party beneficiary under, the Basic Documents for the purpose of exercising, enforcing or protecting any of Party A’s rights or remedies under this Agreement or any rights, interests or benefits granted to Party A under the Basic Documents.
(h)	No Bankruptcy Petition. Without impairing any right afforded to it under the Basic Documents as a third party beneficiary, Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Notes and all payments due to MBIA under the Insurance Agreement. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This Part 6(h) shall survive termination of this Agreement.
(i)	Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Trustee not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.
(j)	Party A Rights Solely Against Collateral. The liability of Party B to Party A hereunder is limited in recourse to the assets of the Trust, and to distributions of interest proceeds and principal proceeds thereon applied in accordance with the terms of the Indenture. Upon application of and exhaustion of all of the assets of the Trust (and proceeds thereof) in accordance with the Indenture, Party A shall not be entitled to take any further steps against Party B to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished. This Part 6(j) shall survive termination of this Agreement.
(k)	Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the words “to another account in the same legal and tax jurisdiction as the original account” following the word “delivery” in the first line thereof.

(l)	Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 6(l) shall not constitute an Event of Default or a Termination Event. Each party agrees to provide to the other party any other notice reasonably expected to be provided to facilitate compliance with the terms of this Agreement and the Credit Support Document.
(m)	Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Notes, (v) other than with respect to the Prospectus Information (as defined herein), the preparation of or passing on the disclosure and other information contained in any offering circular or offering document for the Notes, the Basic Documents, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Notes; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement or (vii) any other aspect of Party B’s existence.
(n)	Compliance with Regulation AB.
(i)	Party A has been advised by Party B that AmeriCredit Financial Services, Inc. (the “Sponsor”), AFS SenSub Corp. (the “Depositor”) and Party B are required under Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended (“Regulation AB”), to disclose certain information regarding Party A. Such information may include financial information to the extent required under Item 1115 of Regulation AB.

(ii)	If required, and only for so long as any Notes are registered with the Securities and Exchange Commission and Party B is required to file periodic reports as a result of such registration, upon written request, Party A shall provide to Party B, the Depositor or the Sponsor the applicable financial information described under Item 1115(b) of Regulation AB (the “Reg AB Financial Information”) within ten (10) Business Days of receipt of a written request for such Reg AB Financial Information by the Sponsor, the Depositor or Party B (the “Response Period”), so long as the Sponsor, the Depositor or Party B has reasonably determined, in good faith, that such information is required under Regulation AB. In the event that Party A does not provide any such Reg AB Financial Information by the end of the related Response Period, Party A shall promptly, but in no event later than ten (10) Local Business Days following the end of such Response Period either, at Party A’s own expense (1) find a replacement counterparty that (A) has the ability to provide its applicable Reg AB Financial Information, (B) satisfies the Rating Agency Condition, (C) is acceptable to Party B and MBIA and (D) enters into an agreement with Party B substantially in the form of this Agreement (such replacement counterparty, a “Reg AB Approved Entity”); (2) obtain a guaranty of Party A’s obligations under this Agreement from an affiliate of Party A that complies with the financial information disclosure requirements of Item 1115 of Regulation AB, and cause such affiliate to provide Swap Financial Disclosure and any future Swap Financial Disclosure and other information pursuant to clause (1), such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Swap Provider, or (3) transfer Eligible Collateral to Party B’s Custodian in an amount (taking into account any amount posted pursuant to Part 5(b) herein, if any) which is sufficient, as reasonably determined in good faith by the Sponsor, to reduce the aggregate significance percentage below 10% (or, so long as Party A is able to provide the Swap Financial Disclosure required pursuant to Item 1115(b)(1) of Regulation AB, below 20%, in the event Party A is requested to provide the Swap Financial Disclosure required pursuant to Item 1115(b)(2) of Regulation AB).

(iii)	If Party B, the Depositor or the Sponsor request (in writing) the Reg AB Financial Information from Party A, then the Sponsor, the Depositor or Party B will promptly (and in any event within one (1) Business Day of the date of the request for the Reg AB Financial Information) provide Party A with a written explanation of how the significance percentage was calculated.

(iv)	Party A represents and warrants that the statements appearing in the Preliminary Prospectus Supplement, dated July 13, 2007, or in the Prospectus Supplement, dated July 17, 2007, each relating to AmeriCredit Automobile Receivables Trust 2007-C-M under the headings “The Swap Counterparty” (the “Prospectus Information”) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v)	(A) Party A shall indemnify and hold harmless Party B, the Sponsor, the Depositor, their respective directors or officers and any person controlling Party B, the Depositor or the Sponsor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Information or in any Reg AB Financial Information that Party A provides to Party B or the Sponsor pursuant to this Part 6(n) (the “Party A Information”) or caused by any omission or alleged omission to state in the Party A Information a material fact required to be stated therein or necessary to make the statements therein not misleading.

	(B)	The Sponsor shall indemnify and hold harmless Party A, its respective directors or officers and any person controlling Party A, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus Supplement referred to in clause (iv) above (together with the accompanying base Prospectus), the Prospectus Supplement referred to in clause (iv) above (together with the accompanying base Prospectus) (collectively, the “Prospectus Disclosure”) or caused by any omission or alleged omission to state in the Prospectus Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such Prospectus Disclosure in the Party A Information.

(vi)	Promptly after the indemnified party under Part 6(n)(v) receives notice of the commencement of any such action, the indemnified party will, if a claim in respect thereof is to be made pursuant to Part 6(n)(v), promptly notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnified party will settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder without the consent of the indemnifying party, which consent shall not be unreasonably withheld.
(o)	Expenses. Party B agrees to reimburse MBIA immediately and unconditionally upon demand for all reasonable expenses incurred by MBIA in connection with the issuance of the Swap Policy and the enforcement by MBIA of Party B’s obligations under this Agreement and any other documents executed in connection with the execution and delivery of this Agreement, including, but not limited to, fees (including professional fees), costs and expenses incurred by MBIA which are related to or resulting from any breach by Party B of its obligations hereunder.

(p)	Notices. A copy of each notice or other communication between the parties with respect to this Agreement must be sent at the same time to MBIA.

(q)	Article 76. Party A and Party B acknowledge that the Swap Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

(r)	Representations and Agreements. Each party agrees that each of its representations and agreements in this Agreement is expressly made to and for the benefit of MBIA.

(s)	Third-Party Beneficiary. Party A and Party B hereby each acknowledge and agree that MBIA shall be an express third-party beneficiary (and not merely an incidental third-party beneficiary) of this Agreement and the obligations of such party under any Insured Transaction, and as such, entitled to enforce the Agreement and the terms of any such Insured Transaction against such party on its own behalf and/or on behalf of the holders of the related Obligations and otherwise shall be afforded all remedies available hereunder or otherwise afforded by law against the parties hereto to redress any damage or loss incurred by MBIA including, but not limited to, fees (including legal, accounting and other professional fees), costs and expenses incurred by MBIA which are related to, or resulting from any breach by such party of its obligations hereunder; provided, that in no event will Party A be liable to MBIA for payment of any fees, costs or expenses that (i) Party A has previously paid to Party B with respect to the same matter or (ii) Party A would not otherwise have been required to pay to Party B pursuant to this Agreement if such fees, costs or expenses had been incurred by Party B.

(t)	Swap Policy Coverage. Party A and Party B hereby each acknowledge and agree that MBIA’s obligation with respect to the Insured Transactions shall be limited to the terms of the Swap Policy. Notwithstanding Section 2(e) or any other provision of this Agreement, MBIA shall not have any obligation to pay interest on any amount payable by Party B under this Agreement.

(u)	Subrogation. Party A and Party B hereby acknowledge that to the extent of payments made by MBIA to Party A under the Swap Policy, MBIA shall be fully subrogated to the rights of Party A against Party B under the Insured Transaction to which such payments relate, including, but not limited to, the right to receive payment from Party B and the enforcement of any remedies. Party A hereby agrees to assign to MBIA its right to receive payment from Party B under any Insured Transaction to the extent of any payment thereunder by MBIA to Party A. Party B hereby acknowledges and consents to the assignment by Party A to MBIA of any rights and remedies that Party A has under any Insured Transaction or any other document executed in connection herewith.

(v)	Amendments and Waivers. Section 9(b) of the Agreement is hereby amended by (A) adding the words “or any Credit Support Document” after the word “Agreement” in the first line thereof, (B) adding the phrase “and the Controlling Party (whose execution of and consent to such amendment, modification or waiver will not be unreasonably withheld), “ following the word “parties” in the third line thereof and (C) adding the phrase “and unless the Rating Agency Condition has been met with respect to such amendments, modifications or waiver” after the word “system” in the third line thereof.

(w)	Reference Market-Makers. The definition of “Reference Market-makers” set forth in Section 12 of the Agreement shall be amended in its entirety to read as follows:

“Reference Market-makers” means four (4) leading dealers in the relevant swap market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among dealers having an office in the same city. The rating classification assigned to any outstanding long-term senior debt securities issued by such dealers shall be at least (1) “Aa3” or higher as determined by Moody’s, (2) “AA-” or higher as determined by S&P or (3) an equivalent investment grade rating determined by a nationally-recognized rating service acceptable to both parties, provided, however, that, in any case, if four (4) such Reference Market-makers cannot be readily identified by the determining party, the party making the determination of the Market Quotation may designate, with the consent of the other party and MBIA, one (1) or more leading dealers whose long-term senior debt bears a lower investment grade rating and; provided further, that (a) Lehman Brothers Special Financing Inc. (guaranteed by Lehman Brothers Holdings Inc.) will be acceptable as a reference market-maker, so long as Lehman Brothers Holdings Inc.’s long-term, senior, unsecured debt rating is “A” or better from S&P and “A1” or better from Moody’s, (b) Deutsche Bank AG will be acceptable as a reference market-maker, so long as its long-term, senior, unsecured debt rating is “AA-” or better from S&P and “Aa3” or better from Moody’s and (c) Goldman Sachs Mitsui Marine Derivative Products LP will be acceptable as a reference market-maker, so long as its long-term, senior, unsecured debt rating is “AA+” or better from S&P and “Aaa” or better from Moody’s.

(x)	Isolation of Insured Transactions in Designating an Early Termination Date. Notwithstanding Section 6 of this Agreement, any designation of an Early Termination Date in respect of the Insured Transactions by MBIA or by Party A with the consent of MBIA pursuant to Part 1(j)(xii) above shall apply only to the Insured Transactions and not to any other Transaction under this Agreement, unless Party A shall designate an Early Termination Date in respect of such other Transaction. Nothing contained in this Part 6(x) shall affect the rights of Party A under this Agreement to designate an Early Termination Date in respect of any Transaction other than the Insured Transactions, which designation shall not apply to the Insured Transactions unless expressly provided in such designation and unless MBIA shall have designated, or consented to the designation by Party A of, an Early Termination Date (other than with respect to Section 5(b)(i) or an Additional Termination Event described in Part 1(j)(iv), (x) or (xi)) in respect of the Insured Transactions in accordance with Part 1(j)(xii) or (xiii) above.
Part 7. Definitions.
All capitalized terms used herein and not defined herein shall have the definitions ascribed to them in the Indenture.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized signatories as of the date hereof.

CREDIT SUISSE INTERNATIONAL

By:	/s/ Barry Dixon
Name: Barry Dixon
Title: Authorized Signatory

By:	/s/ Steven J. Reis
Name: Steven J. Reis
Title: Authorized Signatory

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2007-C-M

BY: AMERICREDIT FINANCIAL SERVICES, INC.,
as Attorney-In-Fact

By:	/s/ Susan B. Sheffield
Name: Susan B. Sheffield
Title: Senior Vice President, Structured Finance

ISDA®
International Swap Dealers Association, Inc.
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA MASTER AGREEMENT
dated as of July 26, 2007
between

Credit Suisse International		AmeriCredit Automobile Receivables Trust 2007-C-M
(“Party A”)	and	(“Party B”)
This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.
Accordingly, the parties agree as follows:
Paragraph 1 Interpretation
(a)	Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.
(b)	Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the Pledgor will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.
Paragraph 2 Security Interest
Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor or Posted Collateral, the

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security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.
Paragraph 3 Credit Support Obligations
(a)	Delivery Amount. Subject to Paragraphs 4 and 5, upon demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:
(i)	the Credit Support Amount
exceeds
(ii)	the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.
(b)	Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:
(i)	the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds
(ii)	the Credit Support Amount.
“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

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Paragraph 4 Conditions Precedent, Transfer Timing, Calculations and Substitutions
(a)	Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:
(i)	no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii)	no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.
(b)	Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.
(c)	Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).
(d)	Substitutions.
(i)	Unless otherwise specified in Paragraph 13, upon notice to the Second Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii)	subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

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Paragraph 5 Dispute Resolution
If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in case of (I) above or (Y) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:
(i)	In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:
(A)	utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B)	calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction);

(C)	utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.
(ii)	In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.
Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

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Paragraph 6 Holding and Using Posted Collateral
(a)	Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.
(b)	Eligibility to Hold Posted Collateral; Custodians.
(i)	General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii)	Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii)	Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.
(c)	Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:
(i)	sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

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(ii)	register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.
For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.
(d)	Distributions and Interest Amount.
(i)	Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii)	Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.
Paragraph 7 Events of Default
For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:
(i)	that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)	that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

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(iii)	that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.
Paragraph 8 Certain Rights and Remedies
(a)	Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:
(i)	all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)	any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii)	the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv)	the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.
Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.
(b)	Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):
(i)	the Pledgor may exercise all rights and remedies available to a Pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

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(ii)	the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii)	the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv)	to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:
(A)	Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B)	to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.
(c)	Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).
(d)	Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.
Paragraph 9 Representations
Each party represents to the other party (which representation will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:
(i)	it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii)	it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

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(iii)	upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv)	the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.
Paragraph 10 Expenses
(a)	General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.
(b)	Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).
(c)	Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.
Paragraph 11 Miscellaneous
(a)	Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obliged to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that the Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(b)	Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien

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granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.
(c)	Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).
(d)	Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.
(e)	Demands and Notices. All demands and notices given by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.
(f)	Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.
Paragraph 12 Definitions
As used in this Annex:—
“Cash” means the lawful currency of the United States of America.
“Credit Support Amount” has the meaning specified in Paragraph 3.
“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.
“Delivery Amount” has the meaning specified in Paragraph 3(a).
“Disputing Party” has the meaning specified in Paragraph 5.
“Distributions” means, with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.
“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

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“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.
“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).
“Independent Amount” means, with respect to party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:
(x)	the amount of Cash on that day; multiplied by

(y)	the Interest Rate in effect for that day; divided by

(z)	360.
“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.
“Interest Rate” means the rate specified in Paragraph 13.
“Local Business Day,” unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.
“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Notification Time” has the meaning specified in Paragraph 13.
“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

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“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.
“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).
“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.
“Posted Credit Support” means Posted Collateral and Other Posted Support.
“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.
“Resolution Time” has the meaning specified in Paragraph 13.
“Return Amount” has the meaning specified in Paragraph 3(b).
“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.
“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.
“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).
“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).
“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

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(i)	in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii)	in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii)	in the case of securities that can be paid or delivered in book-entry, the giving of written instruments to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv)	in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.
“Valuation Agent” has the meaning specified in Paragraph 13.
“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.
“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.
“Valuation Time” has the meaning specified in Paragraph 13.
“Value” means for any Valuation Date or other date for which Value is calculated, and subject to Paragraph 5 in the case of a dispute, with respect to:
(i)	Eligible Collateral or Posted Collateral that is:
(A)	Cash, the amount thereof; and

(B)	a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;
(ii)	Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii)	Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

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EXECUTION COPY
Elections and Variables
to the 1994 ISDA Credit Support Annex
dated as of
July 26, 2007
between

CREDIT SUISSE INTERNATIONAL		AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2007-C-M
(“Party A”)	and	(“Party B”)
Paragraph 13.
(a)	Security Interest for “Obligations”.
     The term “Obligations” as used in this Annex includes the following additional obligations: None.
(b)	Credit Support Obligations.
(i)	Delivery Amount, Return Amount and Credit Support Amount.
(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a), except that the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date;” provided, that the Delivery Amount shall be calculated, with respect to collateral posting required by each Rating Agency, by using (i) such Rating Agency’s Valuation Percentages as provided below to determine Value and (ii) the Credit Support Amount related to such Rating Agency. The Delivery Amount shall be the greatest of such calculated amounts.

(B)	“Return Amount” has the meaning specified in Paragraph 3(b); provided, that the Return Amount shall be calculated, with respect to collateral posting required by each Rating Agency, by using (i) such Rating Agency’s Valuation Percentages as provided below to determine Value and (ii) the Credit Support Amount related to such Rating Agency. The Return Amount shall be the least of such calculated amounts.

(C)	“Credit Support Amount” has the meaning specified in Paragraph 13(j)(iii).
(ii)	Eligible Collateral. The Valuation Percentages[1] listed below shall apply to the following Eligible Collateral:

[1]	With respect to collateral types not listed below, such assets will be subject to review by each of S&P, Fitch and Moody’s.

1

			Valuation
			Percentages	Valuation
			applicable with	Percentages
	Valuation	Valuation	respect to	applicable with
	Percentages	Percentages	calculating S&P	respect to	Valuation
	applicable with	applicable with	Credit Support	calculating S&P	Percentages
	respect to	respect to	Amount when a	Credit Support	applicable with
	calculating	calculating	Collateralization	Amount when a	respect to
	Moody’s First	Moody’s Second	Event has	Ratings Event	calculating Fitch
	Trigger Credit	Trigger Credit	occurred and is	has occurred and	Credit Support
	Support Amount	Support Amount	continuing	is continuing	Amount
Instrument	Moody’s	Moody’s	S&P	S&P	Fitch
U.S. Dollar Cash	100%	100%	100%	80%	100%
Euro Cash	97%	93%	92.6%	74.1%	94.36%
Sterling Cash	97%	94%	94.1%	75.3%	95.18%
Fixed Rate Negotiable Treasury Debt issued by U.S. Treasury Department with Remaining Maturity:
<1 Year	100%	100%	98.0%	78.4%	99.5%
1 to 2 years	100%	99%	98.0%	78.4%	98.2%
2 to 3 years	100%	98%	98.0%	78.4%	98.2%
3 to 5 years	100%	97%	98.0%	78.4%	96.6%
5 to 7 years	100%	95%	92.6%	74.1%	95.3%
7 to 10 years	100%	94%	92.6%	74.1%	93.9%
10 to 20 years	100%	89%	87.9%	70.3%	n/a
10 to 15 years	n/a	n/a	n/a	n/a	92.7%
15 to 20 years	n/a	n/a	n/a	n/a	0%
> 20 years	100%	87%	84.6%	67.7%	0%
Floating-Rate Negotiable U.S. Dollar Denominated Treasury Debt Issued by The U.S. Treasury Department
All Maturities	100%	99%	0%	0%	99.5%
Fixed-Rate U.S. Dollar Denominated U.S. Agency Debentures with Remaining Maturity:
< 1 Year	100%	99%	98%	78.4%	98.51%
1 to 2 years	100%	98%	98%	78.4%	97.22%
2 to 3 years	100%	97%	98%	78.4%	97.22%
3 to 5 years	100%	96%	98%	78.4%	95.63%
5 to 7 years	100%	94%	92.6%	74.1%	94.35%
7 to 10 years	100%	93%	92.6%	74.1%	92.96%
10 to 20 years	100%	88%	82.6%	66.1%	n/a
10 to 15 years	n/a	n/a	n/a	n/a	91.77%
15 to 20 years	n/a	n/a	n/a	n/a	0%
> 20 years	100%	86%	77.9%	62.3%	0%
Floating-Rate U.S. Dollar Denominated U.S. Agency Debentures
All maturities	100%	98%	0%	0%	98.51%
Fixed-Rate Euro Denominated Euro-Zone Government Bonds Rated “Aa3” or Above by Moody’s and “AAA” by S&P with Remaining Maturity:
< 1 Year	97%	93%	79.0%	76.2%	93.47%
1 to 2 years	97%	92%	78.3%	76.2%	93%
2 to 3 years	97%	91%	77.5%	76.2%	93%
3 to 5 years	97%	89%	76.2%	76.2%	92.7%
5 to 7 years	97%	87%	71.0%	69.6%	92.4%
7 to 10 years	97%	86%	69.6%	69.6%	92.1%
10 to 20 years	97%	82%	60.4%	58%	n/a
10 to 15 years	n/a	n/a	n/a	n/a	91.6%

2

Valuation
			Percentages	Valuation
			applicable with	Percentages
	Valuation	Valuation	respect to	applicable with
	Percentages	Percentages	calculating S&P	respect to	Valuation
	applicable with	applicable with	Credit Support	calculating S&P	Percentages
	respect to	respect to	Amount when a	Credit Support	applicable with
	calculating	calculating	Collateralization	Amount when a	respect to
	Moody’s First	Moody’s Second	Event has	Ratings Event	calculating Fitch
	Trigger Credit	Trigger Credit	occurred and is	has occurred and	Credit Support
	Support Amount	Support Amount	continuing	is continuing	Amount
Instrument	Moody’s	Moody’s	S&P	S&P	Fitch
15 to 20 years	n/a	n/a	n/a	n/a	0%
> 20 years	97%	80%	0%	0%	0%
Floating-Rate Euro Denominated Euro-Zone Government Bonds Rated “Aa3” or Above by Moody’s and “AAA” by S&P
All maturities:	97%	92%	0%	0%	93.47%
Qualified Commercial Paper
	0%*	0%*	0%	0%	99.50%
For the purposes of the above table, “Qualified Commercial Paper” means commercial paper with a rating of at least “P-1” by Moody’s and “A-1+” by S&P and having a remaining maturity of not more than one month.
*or such other percentage in respect of which Moody’s has provided a rating affirmation.
(iii)	Thresholds.
(A)	“Independent Amount" means with respect to Party A: Zero

“Independent Amount” means with respect to Party B: Zero

(B)	“Threshold” means with respect to Party A: infinity; provided that the Threshold with respect to Party A shall be zero for so long as (i) a Ratings Event is occurring or (ii) for so long as no Relevant Entity has the First Trigger Required Ratings or a Collateralization Event is occurring and (a) no Relevant Entity has had the First Trigger Required Ratings since this Annex was executed, or (b) at least 30 Local Business Days have elapsed since the last time a Relevant Entity had the First Trigger Required Ratings, or (c) no Relevant Entity has met the Hedge Counterparty Ratings Requirement since this Annex was executed or (d) at least 10 calendar days have elapsed since the last time a Collateralization Event occurred.

“Threshold” means with respect to Party B: infinity.

(C)	“Minimum Transfer Amount” means with respect to Party A: USD $100,000; provided, however, that if S&P is rating the Notes and the aggregate principal amount of the rated Notes falls below $50,000,000, then the Minimum Transfer Amount shall mean USD $50,000.

(D)	“Minimum Transfer Amount” means with respect to Party B: USD $100,000 (or if the Posted Collateral is less than $100,000, the aggregate Value of Posted Collateral), provided, however, that if S&P is rating the Notes and the aggregate principal amount of the rated Notes falls below $50,000,000, then the Minimum Transfer Amount shall mean USD $50,000 (or if the Posted Collateral is less than $50,000, the aggregate Value of Posted Collateral).

(E)	Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of USD $10,000. The Return Amount will be rounded down to the nearest integral multiple of USD $10,000.
(iv)	“Exposure” has the meaning specified in Paragraph 12, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(k) of the Schedule is deleted)” shall be inserted and (2) at the end of such definition, the words “with terms substantially the same as those of this Agreement.”

3

(c)	Valuation and Timing.
(i)	“Valuation Agent” means Party A in all circumstances.

(ii)	“Valuation Date” means the first any Local Business Day in each week.

(iii)	“Valuation Time” means the close of business in the location where the relevant product is traded, provided that the calculations of Value and Exposure will made as of approximately the same time on the same date.

(iv)	“Notification Time” means 3:00 p.m., New York time, on a Local Business Day.
(d)	Conditions Precedent and Secured Party’s Rights and Remedies. None.

(e)	Substitution.
(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. The Pledgor need not obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d).
(f)	Dispute Resolution.
(i)	“Resolution Time” means 1:00 p.m., New York time on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)	Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Eligible Credit Support or Posted Credit Support as of the relevant Valuation Date or date of Transfer will be calculated as follows:
(A)	with respect to any Eligible Credit Support or Posted Credit Support comprising securities (“Securities”) the sum of (a)(x) the last bid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the bid price for such Securities quoted as at the close of business on such date by any principal market maker (which shall not be and shall be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such Securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 5(c)(ii) or included in the applicable price) as of such date; and

(B)	with respect to any Cash, (i) the face amount thereof or (ii) for purposes of calculating any S&P Credit Support Amount, the face amount thereof multiplied by applicable Valuation Percentage.
(iii)	Alternative. The provisions of Paragraph 5 will apply.

4

(g)	Holding and Using Posted Collateral.
(i)	Eligibility to Hold Posted Collateral; Custodians:

A Custodian will be entitled to hold Posted Collateral on behalf of Party B pursuant to Paragraph 6(b); provided that:
     (1) Posted Collateral may be held only in the following jurisdiction: United States.
     (2) The Custodian for Party B (A) is a commercial bank or trust company which is unaffiliated with Party B and organized under the laws of the United States or state thereof, having assets of at least $500 million and a long term debt or a deposit rating of at least (i) “Baa2” from Moody’s and (ii) “A-1” from S&P, or is the Trustee, and a short term rating from Fitch of at least “F1” and (B) shall hold all Eligible Credit Support in the appropriate account under the Basic Documents.
     (3) Initially, the Custodian for Cash and Securities for Party B is: The Trustee under the Indenture, or any successor trustee thereto.
(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B. The Trustee shall invest Cash Posted Credit Support in such overnight (or redeemable within two Local Business Days of demand) investments rated at least “Prime-1” and “Aaa” by Moody’s and either “AAAm” or “AAAm-G” by S&P (or such other investments as may be affirmed in writing by S&P and Moody’s) as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party and (y) an Early Termination Date has been designated by Party B, in which case such investment shall be at the direction of Party B) with gains and losses incurred in respect of such investments to be for the account of Party A.

(iii)	Notice. If a party or its Custodian fails to meet the criteria for eligibility to hold (or, in the case of a party, to use) Posted Collateral set forth in this Paragraph 13(g), such party shall promptly notify the other party of such ineligibility.
(h)	Distributions and Interest Amount.
(i)	Interest Rate. The “Interest Rate” will be the actual rate of interest earned by Party B or the Custodian if the Cash is invested at the direction of Party A in accordance with Paragraph 13(g)(ii) above, otherwise the “Interest Rate” will be the federal funds overnight rate as published by the Board of Governors of the Federal Reserve System in H.15 (519) or its successor publication, or such other rate as the parties may agree from time to time.

(ii)	Transfer of Interest Amount. The transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is transferred to the Pledgor pursuant to Paragraph 3(b), in each case to the extent that a Delivery Amount would not be created or increased by that transfer, provided that Party B shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.
(i)	Address for Transfers.

5

Party A: To be notified to Party B by Party A at the time of the request for the transfer.

Party B: To be notified to Party A by Party B upon request by Party A.

(j)	Other Provisions.
(i)	Costs of Transfer on Exchange.

Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Pledgor to the Secured Party or from the Secured Party to the Pledgor.

(ii)	Cumulative Rights.

The rights, powers and remedies of the Secured Party under this Annex shall be in addition to all rights, powers and remedies given to the Secured Party by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Secured Party in the Posted Credit Support created pursuant to this Annex.

(iii)	Ratings Criteria.

“Credit Support Amount” shall be (a) in respect of S&P, the S&P Credit Support Amount, (b) in respect of Fitch, the Fitch Credit Support Amount, and (c) in respect of Moody’s, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, as applicable.
     With respect to Fitch:
     “Fitch Credit Support Amount” means, for any Valuation Date, the excess, if any, of:
(I)	(A)	for any Valuation Date (x) on which a Collateralization Event with respect to Fitch has occurred and been continuing for at least 30 calendar days or (y) on which a Ratings Event with respect to Fitch has occurred and is continuing, an amount equal to the sum of (1) the aggregate Secured Party’s Exposure for such Valuation Date with respect to all Transactions and (2) the aggregate of the products of the Volatility Buffer for each Transaction and the Notional Amount of each Transaction for the Calculation Period of each such Transaction which includes such Valuation Date, or
(B)	for any other Valuation Date, zero, over
(II)	the Threshold for Party A for such Valuation Date.
“Volatility Buffer” shall mean the percentage set forth in the following table with respect to any Transaction (other than a Transaction identified in the related Confirmation as a Timing Hedge):

	Weighted Average Life (Years)
Notes’ Rating	1	2	3	4	5	6	7	8	9	10	11	12	13	14	>=15
USD Interest Rate Swaps
“AA-” or Better	0.8	1.7	2.5	3.3	4.0	4.7	5.3	5.9	6.5	7.0	7.5	8.0	8.5	9.0	9.5
“A+”/“A”	0.6	1.2	1.8	2.3	2.8	3.3	3.8	4.2	4.6	5.0	5.3	5.7	6.0	6.4	6.7
“A-”/“BBB+”	0.5	1.0	1.6	2.0	2.5	2.9	3.3	3.6	4.0	4.3	4.7	5.0	5.3	5.6	5.9

6

With respect to Moody’s:
“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of
(I)	(A) for any Valuation Date on which (I) a First Trigger Failure Condition has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of the Secured Party’s aggregate Exposure for all Transactions and the aggregate of Moody’s Additional Collateralized Amounts for all Transactions.

For the purposes of this definition, the “Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean:

the product of the applicable Moody’s First Trigger Factor set forth in Table 1 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A such Valuation Date.
“First Trigger Failure Condition” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Required Ratings.
“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of
(I)	(A) for any Valuation Date on which it is the case that a Second Trigger Failure Condition has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates and (c) the sum of the Secured Party’s aggregate Exposure and the aggregate of Moody’s Additional Collateralized Amounts for all Transactions.

For the purposes of this definition:

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean:

if such Transaction is not a Transaction-Specific Hedge,

7

the product of the applicable Moody’s Second Trigger Factor set forth in Table 2 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

if such Transaction is a Transaction-Specific Hedge,

the product of the applicable Moody’s Second Trigger Factor set forth in Table 3 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.
“Transaction-Specific Hedge” means any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or an interest rate swap if (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.
“Second Trigger Failure Condition” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Second Trigger Required Ratings.
With respect to S&P:
“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of:
(I)	(A)	for any Valuation Date (x) on which a Collateralization Event with respect to S&P has occurred and been continuing for at least 10 calendar days or (y) on which a Ratings Event with respect to S&P has occurred and is continuing, an amount equal to the aggregate Secured Party’s Exposure for such Valuation Date with respect to all Transactions, or
(B)	for any other Valuation Date, zero, over
(II)	the Threshold for Party A for such Valuation Date.
(iv)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:
(A)	shall be given to or made at the following addresses:

If to Party A:

As set forth in Part 4(a) of the Schedule.

If to Party B:

As set forth in Part 4(a) of the Schedule.

8

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this subparagraph) to the other party;

(B)	shall be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.
Pursuant to the related Basic Document, the monthly report to Noteholders shall be made available to Party A in the manner and form specified therein.

(v)	Agreement as to Single Secured Party and Pledgor

Party A and Party B agree that, notwithstanding anything to the contrary in the first sentence of this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, except with respect to Party B’s obligations under Paragraph 3(b), (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder. Party A and Party B further agree that, notwithstanding anything to the contrary in the recital to this Annex or Paragraph 7, this Annex will constitute a Credit Support Document only with respect to Party A.

(vi)	External Marks.

At such time as the long-term senior debt rating of Party A’s Credit Support Provider is “BBB” or lower from S&P, Party A in its capacity as Valuation Agent shall get external verification of its calculation of Exposure on a monthly basis. This verification shall be at Party A’s expense and may not be verified by the same entity more than four (4) times in any twelve (12)-month period. The external mark should reflect the higher of two (2) bids from counterparties that would be willing and eligible to provide the swap in the absence of the current provider. Such bids and any external marks received by the Valuation Agent shall be provided to S&P. The calculation of Exposure should be based on the greater of the internal and external marks.

(vii)	Event of Default.

Subclause (iii) of Paragraph 7 shall not apply to Party B.
[Signature page follows]

9

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date specified on the first page hereof.

AMERICREDIT AUTOMOBILE RECEIVABLES
CREDIT SUISSE INTERNATIONAL		TRUST 2007-C-M
BY: AMERICREDIT FINANCIAL SERVICES, INC.,
as Attorney-In-Fact

By:	/s/ Barry Dixon	By:	/s/ Susan B. Sheffield

Name: Barry Dixon		Name: Susan B. Sheffield
Title: Authorized Signatory		Title: Senior Vice President, Structured Finance

By:	/s/ Steven J. Reis
Name: Steven J. Reis
Title: Authorized Signatory

10

Table 1
Moody’s First Trigger Factor
[If “Valuation Date” means each Local Business Day, the “Daily Collateral Posting” column will apply and the Weekly Collateral Posting Column will be deleted.]
[If “Valuation Date” means the first Local Business Day in each week, the “Weekly Collateral
Posting” column will apply and the Daily Collateral Posting Column will be deleted.]

Remaining	[Daily	[Weekly
Weighted Average Life	Collateral	Collateral
of Hedge in Years	Posting	Posting
1 or less	0.15%	0.25%
More than 1 but not more than 2	0.30%	0.50%
More than 2 but not more than 3	0.40%	0.70%
More than 3 but not more than 4	0.60%	1.00%
More than 4 but not more than 5	0.70%	1.20%
More than 5 but not more than 6	0.80%	1.40%
More than 6 but not more than 7	1.00%	1.60%
More than 7 but not more than 8	1.10%	1.80%
More than 8 but not more than 9	1.20%	2.00%
More than 9 but not more than 10	1.30%	2.20%
More than 10 but not more than 11	1.40%	2.30%
More than 11 but not more than 12	1.50%	2.50%
More than 12 but not more than 13	1.60%	2.70%
More than 13 but not more than 14	1.70%	2.80%
More than 14 but not more than 15	1.80%	3.00%
More than 15 but not more than 16	1.90%	3.20%
More than 16 but not more than 17	2.00%	3.30%
More than 17 but not more than 18	2.00%	3.50%
More than 18 but not more than 19	2.00%	3.60%
More than 19 but not more than 20	2.00%	3.70%
More than 20 but not more than 21	2.00%	3.90%
More than 21 but not more than 22	2.00%	4.00%
More than 22 but not more than 23	2.00%	4.00%
More than 23 but not more than 24	2.00%	4.00%
More than 24 but not more than 25	2.00%	4.00%
More than 25 but not more than 26	2.00%	4.00%
More than 26 but not more than 27	2.00%	4.00%
More than 27 but not more than 28	2.00%	4.00%
More than 28 but not more than 29	2.00%	4.00%
More than 29	2.00%]	4.00%]

11

Table 2
Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts
[If “Valuation Date” means each Local Business Day, the “Daily Collateral Posting” column will apply and the Weekly Collateral Posting Column will be deleted.]
[If “Valuation Date” means the first Local Business Day in each week, the “Weekly Collateral
Posting” column will apply and the Daily Collateral Posting Column will be deleted.]

Remaining	[Daily	[Weekly
Weighted Average Life	Collateral	Collateral
of Hedge in Years	Posting	Posting
1 or less	0.50%	0.60%
More than 1 but not more than 2	1.00%	1.20%
More than 2 but not more than 3	1.50%	1.70%
More than 3 but not more than 4	1.90%	2.30%
More than 4 but not more than 5	2.40%	2.80%
More than 5 but not more than 6	2.80%	3.30%
More than 6 but not more than 7	3.20%	3.80%
More than 7 but not more than 8	3.60%	4.30%
More than 8 but not more than 9	4.00%	4.80%
More than 9 but not more than 10	4.40%	5.30%
More than 10 but not more than 11	4.70%	5.60%
More than 11 but not more than 12	5.00%	6.00%
More than 12 but not more than 13	5.40%	6.40%
More than 13 but not more than 14	5.70%	6.80%
More than 14 but not more than 15	6.00%	7.20%
More than 15 but not more than 16	6.30%	7.60%
More than 16 but not more than 17	6.60%	7.90%
More than 17 but not more than 18	6.90%	8.30%
More than 18 but not more than 19	7.20%	8.60%
More than 19 but not more than 20	7.50%	9.00%
More than 20 but not more than 21	7.80%	9.00%
More than 21 but not more than 22	8.00%	9.00%
More than 22 but not more than 23	8.00%	9.00%
More than 23 but not more than 24	8.00%	9.00%
More than 24 but not more than 25	8.00%	9.00%
More than 25 but not more than 26	8.00%	9.00%
More than 26 but not more than 27	8.00%	9.00%
More than 27 but not more than 28	8.00%	9.00%
More than 28 but not more than 29	8.00%	9.00%
More than 29	8.00%]	9.00%]

12

Table 3
Moody’s Second Trigger Factor for Transaction-Specific Hedges
[If “Valuation Date” means each Local Business Day, the “Daily Collateral Posting” column will apply and the Weekly Collateral Posting Column will be deleted.]
[If “Valuation Date” means the first Local Business Day in each week, the “Weekly Collateral
Posting” column will apply and the Daily Collateral Posting Column will be deleted.]

Remaining	[Daily	[Weekly
Weighted Average Life	Collateral	Collateral
of Hedge in Years	Posting	Posting
1 or less	0.65%	0.75%
More than 1 but not more than 2	1.30%	1.50%
More than 2 but not more than 3	1.90%	2.20%
More than 3 but not more than 4	2.50%	2.90%
More than 4 but not more than 5	3.10%	3.60%
More than 5 but not more than 6	3.60%	4.20%
More than 6 but not more than 7	4.20%	4.80%
More than 7 but not more than 8	4.70%	5.40%
More than 8 but not more than 9	5.20%	6.00%
More than 9 but not more than 10	5.70%	6.60%
More than 10 but not more than 11	6.10%	7.00%
More than 11 but not more than 12	6.50%	7.50%
More than 12 but not more than 13	7.00%	8.00%
More than 13 but not more than 14	7.40%	8.50%
More than 14 but not more than 15	7.80%	9.00%
More than 15 but not more than 16	8.20%	9.50%
More than 16 but not more than 17	8.60%	9.90%
More than 17 but not more than 18	9.00%	10.40%
More than 18 but not more than 19	9.40%	10.80%
More than 19 but not more than 20	9.70%	11.00%
More than 20 but not more than 21	10.00%	11.00%
More than 21 but not more than 22	10.00%	11.00%
More than 22 but not more than 23	10.00%	11.00%
More than 23 but not more than 24	10.00%	11.00%
More than 24 but not more than 25	10.00%	11.00%
More than 25 but not more than 26	10.00%	11.00%
More than 26 but not more than 27	10.00%	11.00%
More than 27 but not more than 28	10.00%	11.00%
More than 28 but not more than 29	10.00%	11.00%
More than 29	10.00%]	11.00%]

13

EXECUTION COPY
SWAP TRANSACTION CONFIRMATION

Date:	July 26, 2007

To:	AmeriCredit Automobile Receivables Trust 2007-C-M (“Party B”)
AmeriCredit Financial Services, Inc.
Attn: Derivatives Operations
801 Cherry Street, Suite 3900
Fort Worth, Texas 76102
(817) 302-7951

From:	Credit Suisse International (“Party A”)

Ref. No.	53262236
Dear Sir or Madam:
The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
1. The definitions and provisions contained in the 2000 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the definitions in the ISDA Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions.
Capitalized terms not defined herein shall have the meaning assigned to them in the Indenture dated as of July 18, 2007 (the “Indenture”) between Party B and Wells Fargo Bank, National Association, as Indenture Trustee, relating to the issuance by Party B of certain debt obligations or, if not defined in the Indenture, in the ISDA Definitions. In the event of any inconsistency between the definitions in the ISDA Definitions and the Indenture, the Indenture will govern.
This Confirmation supplements, forms a part of, and is subject to, the 1992 ISDA Master Agreement dated as of July 26, 2007 (including the Schedule thereto) as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified herein.

2. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap

Currency for Payments:	U.S. Dollars

Notional Amount:	For the purpose of the initial Calculation Period, the Notional Amount will be equal to the outstanding principal balance of the Class A-3-B Notes of Party B as of the Closing Date. The Notional Amount shall reset on each Distribution Date and will at all times be equal to the outstanding principal balance of the Class A-3-B Notes of Party B as of the first day of the relevant Calculation Period; provided, however, that if (a) an Event of Default occurs under Section 5.1 of the Indenture, (b) the Insurer exercises its rights to declare the Notes immediately due and payable pursuant to Section 5.2 of the Indenture and (c) as a result the principal balance of the Class A-3-B Notes is reduced to zero, (collectively, an “Acceleration Event”), then notwithstanding the foregoing, the Notional Amount for the Calculation Period in which such Distribution Date falls and for each Calculation Period thereafter, through and including the Termination Date, shall mean the Notional Amount set forth on the attached Schedule A (the “Scheduled Notional Amount”) for such Calculation Period, assuming that Schedule A has been adjusted in accordance with the next two sentences.

On the Distribution Date or, in the event the outstanding principal balance of the Notes is reduced to zero pursuant to an Acceleration Event, a date that but for the occurrence of an Acceleration Event would have been a scheduled Distribution Date, immediately following an Acceleration Event, if the Notional Amount (calculated as equal to the outstanding principal balance of the Class A-3-B Notes without giving effect to any principal reduction that occurs solely as a consequence of such Acceleration Event (the “Note Balance Notional Amount”)) is smaller than the Scheduled Notional Amount for the Calculation Period in respect of such Distribution Date, then (1) the Scheduled Notional Amount for the Calculation Period in respect of such Distribution Date shall be reduced to equal the Note Balance Notional Amount calculated above and (2) the Scheduled Notional Amount for each subsequent Calculation Period shall be equal to the Scheduled Notional Amount set forth on Schedule A for such Calculation Period multiplied by the percentage equivalent of a fraction equal to: (a) the Note Balance Notional Amount over (b) the Scheduled Notional Amount for the Calculation Period in respect of the Distribution Date immediately following the Acceleration Event.

On the Distribution Date or, in the event the outstanding principal balance of the Notes is reduced to zero pursuant to an Acceleration Event, a date that but for the occurrence of an Acceleration Event would have been a scheduled Distribution Date, following an Acceleration Event, if the Note Balance Notional Amount is greater than or equal to the Scheduled Notional Amount, no adjustment to the Scheduled Notional Amount shall be made.

For the purposes of determining the Settlement Amount in the event of an Early Termination of this Transaction pursuant to Section 6 of the Agreement, notwithstanding anything to the contrary contained in the Agreement, Market Quotation will be determined as if this Transaction

2

were a fixed amortization swap transaction with an initial Notional Amount as of the Early Termination Date equal to the Scheduled Notional Balance corresponding to the Calculation Period in which such Early Termination Date occurs and amortizing according to Schedule A, subject to adjustment to the Scheduled Notional Amount in accordance with the methodology set forth above.

With respect to any Distribution Date, the outstanding balance of the Notes will be determined by reference to the Servicer’s Certificate issued with respect to such Distribution Date (before giving effect to all distributions to be made on such Distribution Date).

Term:
Trade Date:	July 17, 2007
Effective Date:	July 26, 2007
Termination Date:	The earliest of (i) May 7, 2012, (ii) the date on which the outstanding principal balance of the Class A-3-B Notes is reduced to zero (unless such outstanding principal balance is reduced to zero due to the occurrence of an Acceleration Event) and (iii) the Early Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts:
Fixed Rate Payer:	Party B

Fixed Rate Payer Period End Dates:	Monthly on the 6th of each month, commencing August 6, 2007, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate Payer Payment Dates:	Monthly on the 6th of each month, commencing August 6, 2007, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Business Day:	New York

Fixed Rate:	5.303%

Fixed Rate Day Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer Period End Dates:	Monthly on the 6th of each month, commencing August 6, 2007, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:	Monthly on the 6th of each month, commencing August 6, 2007, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Business Day:	New York

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

3

Spread:	Plus 3 basis points (0.03%).

Floating Rate Day Count
Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable
3. The additional provisions of this Confirmation are as follows:

Calculation Agent:	Party A or as otherwise defined in the Agreement

Payments to Party A:	As advised separately in writing

Payments to Party B:	As advised separately in writing
3. For the purpose of facilitating this Transaction, an Affiliate of Party A, which is organized in the United States of America (the “Agent”), has acted as agent for Party A. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.
4. Party A is authorized and regulated by the Financial Services Authority and has entered into this Transaction as principal. The time to which the above Transaction was executed will be notified to Party B on request.

4

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours, CREDIT SUISSE INTERNATIONAL
By:	/s/ Barry Dixon
Name: Barry Dixon
Title: Authorized Signatory

By:	/s/ Steven J. Reis
Name: Steven J. Reis
Title: Authorized Signatory

Accepted and confirmed as of the date first above written:
AMERICREDIT AUTOMOBILE RECEIVABLES
TRUST 2007-C-M
BY: AmeriCredit Financial Services, Inc. as Attorney-In-Fact

By:	/s/ Susan B. Sheffield
Name: Susan B. Sheffield
Title: Senior Vice President, Structured Finance

[Class A-3-B Note Swap Confirmation]

5

Schedule A

Calculation Period			USD Notional Amount	USD Notional Reduction
(from and including, to but excluding)				(at end of period)
26 July 07	to	06 Aug 07	271,000,000.00	0
06 Aug 07	to	06 Sep 07	271,000,000.00	0
06 Sep 07	to	06 Oct 07	271,000,000.00	0
06 Oct 07	to	06 Nov 07	271,000,000.00	0
06 Nov 07	to	06 Dec 07	271,000,000.00	0
06 Dec 07	to	06 Jan 08	271,000,000.00	0
06 Jan 08	to	06 Feb 08	271,000,000.00	0
06 Feb 08	to	06 Mar 08	271,000,000.00	0
06 Mar 08	to	06 Apr 08	271,000,000.00	0
06 Apr 08	to	06 May 08	271,000,000.00	0
06 May 08	to	06 Jun 08	271,000,000.00	0
06 Jun 08	to	06 Jul 08	271,000,000.00	0
06 Jul 08	to	06 Aug 08	271,000,000.00	0
06 Aug 08	to	06 Sep 08	271,000,000.00	0
06 Sep 08	to	06 Oct 08	271,000,000.00	0
06 Oct 08	to	06 Nov 08	271,000,000.00	0
06 Nov 08	to	06 Dec 08	271,000,000.00	0
06 Dec 08	to	06 Jan 09	260,918,272.14	10,081,727.86
06 Jan 09	to	06 Feb 09	244,361,684.14	16,556,588.00
06 Feb 09	to	06 Mar 09	225,188,491.28	19,173,192.86
06 Mar 09	to	06 Apr 09	206,273,434.44	18,915,056.84
06 Apr 09	to	06 May 09	187,622,541.66	18,650,892.78
06 May 09	to	06 Jun 09	169,241,958.63	18,380,583.03
06 Jun 09	to	06 Jul 09	151,137,950.78	18,104,007.85
06 Jul 09	to	06 Aug 09	137,596,794.70	13,541,156.08
06 Aug 09	to	06 Sep 09	119,869,339.77	17,727,454.93
06 Sep 09	to	06 Oct 09	102,441,304.93	17,428,034.84
06 Oct 09	to	06 Nov 09	85,319,532.00	17,121,772.93
06 Nov 09	to	06 Dec 09	68,510,995.09	16,808,536.91
06 Dec 09	to	06 Jan 10	52,022,802.97	16,488,192.12
06 Jan 10	to	06 Feb 10	39,017,951.57	13,004,851.40
06 Feb 10	to	06 Mar 10	23,017,457.16	16,000,494.41
06 Mar 10	to	06 Apr 10	7,363,250.49	15,654,206.67
06 Apr 10	to	06 May 10	0.00	7,363,250.49
06 May 10	to	06 Jun 10	0.00	0
06 Jun 10	to	06 Jul 10	0.00	0
06 Jul 10	to	06 Aug 10	0.00	0
06 Aug 10	to	06 Sep 10	0.00	0
06 Sep 10	to	06 Oct 10	0.00	0
06 Oct 10	to	06 Nov 10	0.00	0
06 Nov 10	to	06 Dec 10	0.00	0
06 Dec 10	to	06 Jan 11	0.00	0
06 Jan 11	to	06 Feb 11	0.00	0
06 Feb 11	to	06 Mar 11	0.00	0
06 Mar 11	to	06 Apr 11	0.00	0
06 Apr 11	to	06 May 11	0.00	0

EXECUTION COPY
SWAP TRANSACTION CONFIRMATION

Date:	July 26, 2007

To:	AmeriCredit Automobile Receivables Trust 2007-C-M (“Party B”)
AmeriCredit Financial Services, Inc.
Attn: Derivatives Operations
801 Cherry Street, Suite 3900
Fort Worth, Texas 76102
(817) 302-7951

From:	Credit Suisse International (“Party A”)

Ref. No.	53262271
Dear Sir or Madam:
The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
1. The definitions and provisions contained in the 2000 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the definitions in the ISDA Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions.
Capitalized terms not defined herein shall have the meaning assigned to them in the Indenture dated as of July 18, 2007 (the “Indenture”) between Party B and Wells Fargo Bank, National Association, as Indenture Trustee, relating to the issuance by Party B of certain debt obligations or, if not defined in the Indenture, in the ISDA Definitions. In the event of any inconsistency between the definitions in the ISDA Definitions and the Indenture, the Indenture will govern.
This Confirmation supplements, forms a part of, and is subject to, the 1992 ISDA Master Agreement dated as of July 26, 2007 (including the Schedule thereto) as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified herein.

2. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap

Currency for Payments:	U.S. Dollars

Notional Amount:	For the purpose of the initial Calculation Period, the Notional Amount will be equal to the outstanding principal balance of the Class A-4-B Notes of Party B as of the Closing Date. The Notional Amount shall reset on each Distribution Date and will at all times be equal to the outstanding principal balance of the Class A-4-B Notes of Party B as of the first day of the relevant Calculation Period; provided, however, that if (a) an Event of Default occurs under Section 5.1 of the Indenture, (b) the Insurer exercises its rights to declare the Notes immediately due and payable pursuant to Section 5.2 of the Indenture and (c) as a result the principal balance of the Class A-4-B Notes is reduced to zero, (collectively, an “Acceleration Event”), then notwithstanding the foregoing, the Notional Amount for the Calculation Period in which such Distribution Date falls and for each Calculation Period thereafter, through and including the Termination Date, shall mean the Notional Amount set forth on the attached Schedule A (the “Scheduled Notional Amount”) for such Calculation Period, assuming that Schedule A has been adjusted in accordance with the next two sentences.

On the Distribution Date or, in the event the outstanding principal balance of the Notes is reduced to zero pursuant to an Acceleration Event, a date that but for the occurrence of an Acceleration Event would have been a scheduled Distribution Date, immediately following an Acceleration Event, if the Notional Amount (calculated as equal to the outstanding principal balance of the Class A-4-B Notes without giving effect to any principal reduction that occurs solely as a consequence of such Acceleration Event (the “Note Balance Notional Amount”)) is smaller than the Scheduled Notional Amount for the Calculation Period in respect of such Distribution Date, then (1) the Scheduled Notional Amount for the Calculation Period in respect of such Distribution Date shall be reduced to equal the Note Balance Notional Amount calculated above and (2) the Scheduled Notional Amount for each subsequent Calculation Period shall be equal to the Scheduled Notional Amount set forth on Schedule A for such Calculation Period multiplied by the percentage equivalent of a fraction equal to: (a) the Note Balance Notional Amount over (b) the Scheduled Notional Amount for the Calculation Period in respect of the Distribution Date immediately following the Acceleration Event.

On the Distribution Date or, in the event the outstanding principal balance of the Notes is reduced to zero pursuant to an Acceleration Event, a date that but for the occurrence of an Acceleration Event would have been a scheduled Distribution Date, following an Acceleration Event, if the Note Balance Notional Amount is greater than or equal to the Scheduled Notional Amount, no adjustment to the Scheduled Notional Amount shall be made.

For the purposes of determining the Settlement Amount in the event of an Early Termination of this Transaction pursuant to Section 6 of the Agreement, notwithstanding anything to the contrary contained in the Agreement, Market Quotation will be determined as if this Transaction

2

were a fixed amortization swap transaction with an initial Notional Amount as of the Early Termination Date equal to the Scheduled Notional Balance corresponding to the Calculation Period in which such Early Termination Date occurs and amortizing according to Schedule A, subject to adjustment to the Scheduled Notional Amount in accordance with the methodology set forth above.

With respect to any Distribution Date, the outstanding balance of the Notes will be determined by reference to the Servicer’s Certificate issued with respect to such Distribution Date (before giving effect to all distributions to be made on such Distribution Date).

Term:
Trade Date:	July 17, 2007
Effective Date:	July 26, 2007
Termination Date:	The earliest of (i) April 7, 2014, (ii) the date on which the outstanding principal balance of the Class A-4-B Notes is reduced to zero (unless such outstanding principal balance is reduced to zero due to the occurrence of an Acceleration Event) and (iii) the Early Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts:
Fixed Rate Payer:	Party B

Fixed Rate Payer Period End Dates:	Monthly on the 6th of each month, commencing August 6, 2007, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate Payer Payment Dates:	Monthly on the 6th of each month, commencing August 6, 2007, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Business Day:	New York

Fixed Rate:	5.409%

Fixed Rate Day Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer Period End Dates:	Monthly on the 6th of each month, commencing August 6, 2007, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:	Monthly on the 6th of each month, commencing August 6, 2007, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Business Day:	New York

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

3

Spread:	Plus 8 basis points (0.08%).

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable
3. The additional provisions of this Confirmation are as follows:

Calculation Agent:	Party A or as otherwise defined in the Agreement

Payments to Party A:	As advised separately in writing

Payments to Party B:	As advised separately in writing
3. For the purpose of facilitating this Transaction, an Affiliate of Party A, which is organized in the United States of America (the “Agent”), has acted as agent for Party A. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.
4. Party A is authorized and regulated by the Financial Services Authority and has entered into this Transaction as principal. This time to which the above Transaction was executed will be notified to Party B on request.

4

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours, CREDIT SUISSE INTERNATIONAL
By:	/s/ Barry Dixon
Name: Barry Dixon
Title: Authorized Signatory

By:	/s/ Steven J. Reis
Name: Steven J. Reis
Title: Authorized Signatory

Accepted and confirmed as of the date first above written:
AMERICREDIT AUTOMOBILE RECEIVABLES
TRUST 2007-C-M
BY: AmeriCredit Financial Services, Inc. as Attorney-In-Fact

By:	/s/ Susan B. Sheffield
Name: Susan B. Sheffield
Title: Senior Vice President, Structured Finance

[Class A-4-B Note Swap Confirmation]

5

Schedule A

Calculation Period			USD Notional Amount	USD Notional Reduction
(from and including, to but excluding)				(at end of period)
06 July 07	to	06 Aug 07	261,000,000.00	0
06 Aug 07	to	06 Sep 07	261,000,000.00	0
06 Sep 07	to	06 Oct 07	261,000,000.00	0
06 Oct 07	to	06 Nov 07	261,000,000.00	0
06 Nov 07	to	06 Dec 07	261,000,000.00	0
06 Dec 07	to	06 Jan 08	261,000,000.00	0
06 Jan 08	to	06 Feb 08	261,000,000.00	0
06 Feb 08	to	06 Mar 08	261,000,000.00	0
06 Mar 08	to	06 Apr 08	261,000,000.00	0
06 Apr 08	to	06 May 08	261,000,000.00	0
06 May 08	to	06 Jun 08	261,000,000.00	0
06 Jun 08	to	06 Jul 08	261,000,000.00	0
06 Jul 08	to	06 Aug 08	261,000,000.00	0
06 Aug 08	to	06 Sep 08	261,000,000.00	0
06 Sep 08	to	06 Oct 08	261,000,000.00	0
06 Oct 08	to	06 Nov 08	261,000,000.00	0
06 Nov 08	to	06 Dec 08	261,000,000.00	0
06 Dec 08	to	06 Jan 09	261,000,000.00	0
06 Jan 09	to	06 Feb 09	261,000,000.00	0
06 Feb 09	to	06 Mar 09	261,000,000.00	0
06 Mar 09	to	06 Apr 09	261,000,000.00	0
06 Apr 09	to	06 May 09	261,000,000.00	0
06 May 09	to	06 Jun 09	261,000,000.00	0
06 Jun 09	to	06 Jul 09	261,000,000.00	0
06 Jul 09	to	06 Aug 09	261,000,000.00	0
06 Aug 09	to	06 Sep 09	261,000,000.00	0
06 Sep 09	to	06 Oct 09	261,000,000.00	0
06 Oct 09	to	06 Nov 09	261,000,000.00	0
06 Nov 09	to	06 Dec 09	261,000,000.00	0
06 Dec 09	to	06 Jan 10	261,000,000.00	0
06 Jan 10	to	06 Feb 10	261,000,000.00	0
06 Feb 10	to	06 Mar 10	261,000,000.00	0
06 Mar 10	to	06 Apr 10	261,000,000.00	0
06 Apr 10	to	06 May 10	252,705,011.00	8,294,989.00
06 May 10	to	06 Jun 10	237,092,854.37	15,612,156.63
06 Jun 10	to	06 Jul 10	221,867,396.67	15,225,457.70
06 Jul 10	to	06 Aug 10	207,037,218.83	14,830,177.84
06 Aug 10	to	06 Sep 10	192,611,065.55	14,426,153.28
06 Sep 10	to	06 Oct 10	178,597,848.24	14,013,217.31
06 Oct 10	to	06 Nov 10	165,006,647.92	13,591,200.32
06 Nov 10	to	06 Dec 10	151,846,718.25	13,159,929.67
06 Dec 10	to	06 Jan 11	139,127,488.56	12,719,229.69
06 Jan 11	to	06 Feb 11	126,858,566.94	12,268,921.62
06 Feb 11	to	06 Mar 11	115,157,931.32	11,700,635.62
06 Mar 11	to	06 Apr 11	103,906,737.14	11,251,194.18
06 Apr 11	to	06 May 11	0.00	103,906,737.14